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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PEOPLES ENERGY CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[LOGO]

                      Notice of Annual Meeting of Shareholders
                      and Proxy Statement

                      February 25, 2000 at 11:00 a.m.
                      Harris Trust and Savings Bank
                      Eighth Floor - Auditorium
                      115 S. LaSalle Street
                      Chicago, Illinois

PEOPLES ENERGY CORPORATION • 130 East Randolph Drive • Chicago, Illinois 60601

RICHARD E. TERRY
Chairman of the Board

December 30, 1999

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Peoples Energy Corporation, to be held on Friday, February 25, 2000. The meeting will begin at 11:00 a.m. in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois.

    It is important that your shares be represented at this meeting. Therefore, whether or not you plan to attend, please sign the enclosed proxy and return it promptly in the envelope provided. If you attend the meeting, you may, at your discretion, withdraw your proxy and vote in person.

    If you plan to attend the meeting, please save the admission ticket that is attached to your proxy and present it at the door.

    Let me again urge you to return your proxy at your earliest convenience.

                      Sincerely,

                      /s/ Richard E. Terry

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 25, 2000

    The regular Annual Meeting of Shareholders of PEOPLES ENERGY CORPORATION will be held in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois, at 11:00 a.m. on Friday, February 25, 2000, for the following purposes:

  1.
  To elect directors of Peoples Energy Corporation.

  2.
  To approve amendments to the Long-Term Incentive Compensation Plan.

  3.
  To ratify the appointment of independent public accountants.

  4.
  To act upon such other matters as may properly come before the meeting.

    All shareholders, whether or not they expect to be present at the meeting, are requested to sign, date, and mail the accompanying proxy in the envelope enclosed with this Notice. Shareholders who are present at the meeting may withdraw their proxies and vote in person.

    If you plan to attend the meeting, please save the admission ticket that is attached to your proxy and present it at the door. Attendance at the meeting will be limited to shareholders of record as of the record date and their guests or their authorized representatives, not to exceed two per shareholder, and to guests of the Company.

    Shareholders of record as of December 28, 1999, will be entitled to vote at the meeting and at any adjournment thereof.

                      PETER KAUFFMAN
                      Secretary

Chicago, Illinois
December 30, 1999

PEOPLES ENERGY CORPORATION • 130 East Randolph Drive • Chicago, Illinois 60601

December 30, 1999

PROXY STATEMENT

    This Proxy Statement is being mailed to shareholders on or about December 30, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors of Peoples Energy Corporation (the Company), to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at 11:00 a.m. on Friday, February 25, 2000, in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois. The shares represented by the proxies received are to be voted in accordance with the specifications contained in the proxy. Proxies are revocable at any time prior to use.

    The Company has borne the cost of preparing, assembling, and mailing this proxy soliciting material. In addition to solicitation by mail, there may be incidental personal solicitations made by directors, officers, and regular employees of the Company. The cost of solicitation, including payments to brokers, nominees, or fiduciaries who mail such material to their clients, will be borne by the Company.

    The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, to assist with the solicitation of proxies from certain shareholders, for which services Corporate Investor Communications will receive a fee that is expected to be about $6,500, plus reimbursement for certain expenses.

Outstanding Voting Securities

    Only holders of common shares of record as of December 28, 1999, are entitled to vote at the meeting or any adjournment thereof. As of December 28, 1999, there were outstanding 35,533,228 shares of common stock of the Company.

    The Annual Report of the Company for the fiscal year ended September 30, 1999, including financial statements, is being mailed on or about December 30, 1999, together with this Proxy Statement, to all shareholders of record as of December 28, 1999.

Cumulative Voting Rights

    In the election of directors, shareholders have cumulative voting rights. Cumulative voting rights consist of the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal, or to distribute such number of votes among the candidates as he or she shall think fit.

ITEM 1.  ELECTION OF DIRECTORS

    All directors are to hold office for a term of one year or until their respective successors shall be duly elected. The affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of common stock entitled to vote is required for the election of each nominee as a director. Unless otherwise specified, votes represented by the proxies will be cast equally for the election of the below-named nominees to the office of director; however, the votes may be cast cumulatively for less than the entire number of nominees if any situation arises that, in the opinion of the proxy holders, makes such action necessary or desirable. If any of the nominees should be unable to serve or will not serve, which is not anticipated, management reserves discretionary authority to vote for a substitute.

Information Concerning Nominees for Election as Directors

[PHOTO]

James R. Boris, 55. Director since 1999. Former Chairman and Chief Executive Officer of EVEREN Capital Corporation (1995-1999) and EVEREN Securities, Inc., a wholly owned subsidiary (1990-1999). Mr. Boris also was an Executive Vice President of Kemper Corporation (1994-1995) and a director of Kemper Financial Companies, Inc. and its major subsidiaries (1990-1995).
[PHOTO]

William J. Brodsky, 55. Director since 1997. Chairman and Chief Executive Officer (1997) of The Chicago Board Options Exchange. Prior to that, Mr. Brodsky was President and CEO of The Chicago Mercantile Exchange (1985-1997).

[PHOTO]

Pastora San Juan Cafferty, 59. Director since 1988. Professor, since 1985, at the University of Chicago, Chicago, Illinois, where she has been on the faculty since 1971. Mrs. Cafferty is also a director of Bankmont Financial Corp. and its subsidiaries, Harris Bankcorp, Inc., and Harris Trust and Savings Bank, Kimberly-Clark Corporation, and Waste Management, Inc.

[PHOTO]

Homer J. Livingston, Jr., 64. Director since 1989. Chairman of the Board of Evanston Northwestern Healthcare. President and Chief Executive Officer (1993-1995), until his retirement in May 1995, of the Chicago Stock Exchange, Chicago, Illinois. Mr. Livingston is also a director of American National Can Corp.
[PHOTO]

Lester H. McKeever, 65. Director since 1999. Managing Principal of Washington, Pittman & McKeever, LLC, certified public accountants and management consultants. Mr. McKeever is also Chairman of the Board of the Federal Reserve Bank of Chicago. Mr. McKeever is also President of Associates Racing Association, Secretary of Maywood Park Trotting, and Chairman of Advanced Data Concepts, LLC. Mr. McKeever is also a director of Photogen Technologies, Inc. and The Lou Holland Trust—Growth Fund.

[PHOTO]

William G. Mitchell, 68. Director since 1982. Vice Chairman (1986) and Director (1977), until his retirement in May 1987, of Centel Corporation, Chicago, Illinois, a telephone utility and business-related communications firm. Prior to becoming Vice Chairman, Mr. Mitchell was President (1977-1986) of Centel. Mr. Mitchell is also a director of The Sherwin-Williams Company, and The Northern Trust Corporation.
[PHOTO]

Thomas M. Patrick, 53. Director since 1998. President and Chief Operating Officer (1998) and Director (1998) of the Company. Mr. Patrick is also President and Chief Operating Officer (1998) and Director (1997) of The Peoples Gas Light and Coke Company and North Shore Gas Company, subsidiaries of the Company. Prior to becoming President, Mr. Patrick was Executive Vice President (1997-1998) of the Company and its subsidiaries and Vice President (1989-1996) of both subsidiaries. Mr. Patrick has been an employee of the Company and/or its subsidiaries since 1976.
[PHOTO]

Richard E. Terry, 62. Director since 1984. Chairman of the Board and Chief Executive Officer (1990) of the Company. Mr. Terry is also Chairman of the Board and Chief Executive Officer (1990), and a director (1982) of The Peoples Gas Light and Coke Company and North Shore Gas Company, subsidiaries of the Company. Prior to becoming Chairman, Mr. Terry was President and Chief Operating Officer (1987-1990), Executive Vice President (1984-1987), and Vice President and General Counsel (1981-1984) of the Company and its subsidiaries. Mr. Terry has been an employee of the Company and/or its subsidiaries since 1972. Mr. Terry is also a director of Amsted Industries, Bankmont Financial Corp. and its subsidiaries, Harris Bankcorp, Inc., and Harris Trust and Savings Bank.

[PHOTO]

Richard P. Toft, 63. Director since 1988. Chairman of the Board and Chief Executive Officer (1995) of Alleghany Asset Management, Inc., Chicago, Illinois, an investment management and advisory service subsidiary of Alleghany Corp. Mr. Toft is also Chairman of the Board of Chicago Title Corporation. Mr. Toft is also a director of The Chicago Trust Company. He was also a director of The Cologne Life Reinsurance Company (1994-1999).

[PHOTO]

Arthur R. Velasquez, 61. Director since 1985. Chairman, President and Chief Executive Officer, since 1989, of Azteca Foods, Inc., Chicago, Illinois, a Mexican food products company. Prior to that, Mr. Velasquez was President and Chief Executive Officer (1971-1987) of Azteca Corn Products Corporation. Mr. Velasquez is also a director of Arvin Industries, Inc., and LaSalle Bank N.A.

Meetings and Fees of the Board of Directors

    The Board of Directors held nine meetings during fiscal 1999. All incumbent directors attended at least 76% or more of the aggregate number of meetings of the Board and of those committees on which such directors served.

    Directors who are not employees receive an annual retainer of $25,000 and a meeting fee of $1,000 for each Board and each committee meeting attended. In addition, any non-employee director who serves as chairman of a committee of the Board receives a $3,000 annual retainer. Officers of the Company who serve on the Board receive no compensation as directors.

    On December 1, 1999, the Company adopted the Directors Stock and Option Plan ("DSOP"). The purpose of the DSOP is to provide non-employee directors with a proprietary interest in the Company to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company. Under the DSOP, commencing on May 1, 2000 and on May 1 of each year that the DSOP is in effect, each non-employee director of the Company holding that position will receive, as part of his or her annual retainer, a stock payment of 300 shares of common stock and options to purchase 3,000 shares of common stock. The exercise price for each option will equal one hundred percent (100%) of the mean between the highest and lowest quoted selling price for the Company's common stock in the New York Stock Exchange Composite Transactions on the last day in April for which the New York Stock Exchange is open for trading in the year of the grant. Options granted under the plan are not exercisable until six months after the date of the grant and have a ten-year term.

    The Company offers non-employee directors an opportunity to defer their compensation, except for options and stock received upon the exercise thereof. Under the Directors Deferred Compensation Plan, a director may elect to defer the receipt of compensation earned as a director until a future date. Cash compensation may be deferred in the form of cash, Company common stock, or a combination of both; stock compensation may be deferred only in the form of Company common stock. An election to defer (except for the initial grant of Company common stock that will be made on May 1, 2000), or to cease to defer, compensation earned as a director of the Company is effective only with respect to compensation earned in the calendar year following the year in which the election is made, but in no event with respect to compensation earned within six months after the date on which the election is made. An election to defer the initial grant of Company common stock that will be made on May 1, 2000, will only be effective if made prior to April 1, 2000.

    A bookkeeping account is maintained for each participant. The account reflects the amount of cash and/or the number of share equivalents to which the participant is entitled under the terms of the plan.

    The account of a participant who elects to defer compensation in the form of cash is credited with the dollar amount of compensation so deferred on each date that the participant is entitled to payment for services as a director. Interest on the cash balance of the account is computed and credited quarterly as of March 31, June 30, September 30, and December 31 of each year at the prime commercial rate in effect at Harris Trust and Savings Bank, Chicago, Illinois.

    The account of a participant who elects to defer compensation in the form of stock is credited with share equivalents on each date that the participant is entitled to payment for services as a director. The number of share equivalents so credited is determined by dividing the compensation so deferred by the mean price of a share of Company common stock on the New York Stock Exchange on such date. Additional share equivalents are credited to the director's account on each date that the Company pays a dividend on the common stock. During the fiscal year ended September 30, 1999, plan participants as a group were credited with 2,516.392 share equivalents for compensation deferred in the form of stock, with an average per-share base price of $36.75. During the same period, such participants were credited with $36,508.82 for compensation deferred in the form of cash.

Committees of the Board of Directors

    The standing committees of the Board of Directors of the Company during fiscal 1999 were the Audit, Compensation-Nominating, Public Policy, and Executive Committees.

    The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent public accountants and reviews with the accountants the scope and nature of the audit engagement, the fees for services performed by the firm, and the results of the completed audit. The Committee also reviews and discusses with the internal audit department, management, and the Board, such matters as accounting policies, internal controls, and procedures for preparation of financial statements. In addition, the Committee oversees the selection of independent public accountants to perform audits of certain Company-sponsored employee benefit plans and reviews reports regarding the results of such audits. The members of the Audit Committee are Messrs. Velasquez (Chairman), Boris, Brodsky, McKeever, Mitchell, and Mrs. Cafferty. The Committee held two meetings in fiscal 1999.

    The Compensation-Nominating Committee considers and makes recommendations to the Board concerning salary compensation for elected officers of the Company and its subsidiaries. The Committee also considers, reviews and grants awards under the Company's Long-Term Incentive Compensation Plan (LTIC Plan) and Short-Term Incentive Compensation Plan (STIC Plan) to officers (and, with respect to the LTIC Plan, other key employees) of the Company and its subsidiaries other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee considers, reviews and makes awards under the LTIC Plan and the STIC Plan subject to the approval of the non-employee directors of the Board.

    The Committee also makes recommendations to the Board regarding nominees for election as members of the Board of the Company. The Committee will consider written recommendations from shareholders of the Company regarding potential nominees for election as directors. To be considered for inclusion in the slate of nominees proposed by the Board at the next Annual Meeting of Shareholders of the Company, such recommendations should be received in writing by the Secretary of the Company no later than December 26, 2000. In addition, the Committee maintains, with the approval of the Board, formal criteria for selecting directors and also considers other matters, such as the size and composition of the Board, directors' compensation, benefits, and other forms of remuneration. The members of the Compensation-Nominating Committee are Messrs. Livingston (Chairman), Boris, Brodsky, Mitchell, and Toft. The Committee held two meetings in fiscal 1999.

    The Public Policy Committee prepares reports to the Board and provides advice to management on major public issues affecting the Company or the gas industry in general. The Committee also considers and makes recommendations to the Board regarding the Company's Contributions Program and Budget and reviews and monitors corporate policy with respect to charitable and philanthropic giving. Members of the Public Policy Committee are Mrs. Cafferty (Chairman), Messrs. Livingston, McKeever, Toft, and Velasquez. The Committee held two meetings in fiscal 1999.

    The Executive Committee, in the recess of the Board, has the authority to act upon most corporate matters that require Board approval. The members of the Executive Committee are Messrs. Terry (Chairman), Mitchell (Vice Chairman), Boris, Brodsky, Livingston, McKeever, Toft, Velasquez, and Mrs. Cafferty. The Committee held no meetings in fiscal 1999.

Share Ownership of Director Nominees,
and Executive Officers

    The following table sets forth certain information regarding the beneficial ownership, as of November 30, 1999, of the Company's Common Stock by (a) each director nominee, the Chief Executive Officer and the four most highly paid executive officers of the Company and (b) all director nominees and executive officers as a group.

Director Nominees & Officers	Shares Beneficially Owned as of November 30, 1999(1)		Percent of Class
James R. Boris	1,000		*
William J. Brodsky	4,634	(2)	*
Pastora San Juan Cafferty	2,800		*
Donald M. Field	26,411	(3)(4)	*
James Hinchliff	37,632	(3)(4)	*
Homer J. Livingston, Jr.	9,270	(2)	*
James M. Luebbers	12,751	(3)(4)	*
Lester H. McKeever	1,000		*
William G. Mitchell	21,979	(2)	*
Thomas M. Patrick	32,578	(3)(4)	*
Richard E. Terry	115,711	(3)(4)	*
Richard P. Toft	8,549	(2)	*
Arthur R. Velasquez	8,047	(2)	*
Director nominees and executive officers as a group	388,998		1.09

* Percentage of shares beneficially owned does not exceed one percent.

(1)
Unless otherwise indicated, each individual has sole voting and investment power with respect to the shares of common stock attributed to him or her in the table.
(2)
Includes 2,134; 8,270; 9,799; 8,249; and 8,047 shares to which Messrs. Brodsky, Livingston, Mitchell, Toft, and Velasquez, respectively, are prospectively entitled pursuant to the Directors Deferred Compensation Plan of the Company.
(3)
Includes shares of restricted stock awarded under the Long-Term Incentive Compensation Plan of the Company, the restrictions on which had not lapsed as of November 30, 1999, as follows: Messrs. Field, 4,770; Hinchliff, 6,225; Luebbers, 3,595; Patrick, 10,505; Terry, 20,390; and all executive officers as a group, 68,510. Owners of shares of restricted stock have the right to vote such shares and to receive dividends thereon, but have no investment power with respect to such shares until the restrictions thereon lapse.
(4)
Includes shares that the following have a right to acquire within 60 days following November 30, 1999, through the exercise of Options granted under the Long-Term Incentive Compensation Plan of the Company: Messrs. Field, 12,500; Hinchliff, 9,400; Luebbers, 6,200; Patrick, 12,000; Terry, 48,700; and all executive officers of the Company as a group, 145,700.

Section 16(a) Beneficial Ownership Reporting Compliance

    Michael M. Rumman, President of Peoples Energy Services Corporation, a subsidiary of the Company, failed to timely file a Form 4 or Form 5 reporting the purchase of 1,000 shares of Peoples Energy Common Stock in June 1998. Mr. Rumman filed a Form 4 reporting this transaction in March 1999.

    In December 1998, Mr. Mitchell, a director of the Company, made two gifts to educational institutions, each gift consisting of fifty shares of Peoples Energy Common Stock. It is the Company's practice to prepare and file on behalf of its directors Section 16(a) reporting forms. In January 1999, the Company prepared and filed with the Securities and Exchange Commission a Form 4 for Mr. Mitchell to report the aforesaid gifts. The Company inadvertently omitted to report one of the gifts in the January 1999 filing. Accordingly, an amended Form 4 was filed in December 1999.

Executive Compensation

    The following tables set forth information concerning annual and long-term compensation and grants of stock options, stock appreciation rights (SARs) and restricted stock awards under the Company's Long-Term Incentive Compensation Plan. All compensation was paid by the Company and its subsidiaries for services in all capacities during the three fiscal years set forth below, to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards(1)(2) ($)	Options/SARs (#)	All Other Compensation (3)($)
Richard E. Terry	1999	618,000	328,200	204,309	30,000	21,321
Chairman and Chief	1998	600,000	245,000	192,828	20,600	18,000
Executive Officer	1997	548,500	237,900	152,663	17,800	16,455
Thomas M. Patrick	1999	319,150	171,400	105,836	11,600	11,037
President and	1998	254,800	75,300	55,497	6,000	7,644
Chief Operating Officer	1997	231,600	67,700	54,338	6,400	6,948
James Hinchliff	1999	279,200	100,900	57,980	6,400	9,632
Senior Vice President	1998	271,100	75,300	55,497	6,000	8,133
and General Counsel	1997	260,700	67,700	54,338	6,400	7,821
Donald M. Field	1999	217,117	97,700	57,980	6,400	7,515
Executive Vice	1998	156,800	67,900	27,278	3,000	4,704
President	1997	145,100	37,080	0	6,400	4,284
James M. Luebbers	1999	185,067	74,700	46,936	5,200	6,932
Chief Financial Officer	1998	133,000	30,200	0	4,600	3,990
and Controller	1997	127,277	20,342	0	2,600	3,804

(1)
Restricted stock awards are valued at the closing market price as of the date of grant. The total number of restricted shares held by the named executive officers and the aggregate market value of such shares at September 30, 1999 were as follows: Mr. Terry, 15,480 shares, valued at $544,703; Mr. Patrick, 5,720 shares, valued at $201,273; Mr. Hinchliff, 4,830 shares, valued at $169,956; Mr. Field, 2,155 shares, valued at $75,829; and Mr. Luebbers, 1,275 shares, valued at $44,864. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to all shareholders of common stock. Aggregate market value is based on a per share price of $35.1875, the closing price of Peoples Energy's stock on the New York Stock Exchange on September 30, 1999.

(2)
Restricted stock awards granted to date vest in equal annual increments over a five-year period. If a recipient's employment with the Company terminates, other than by reason of death, disability, or retirement after attaining age 65, the recipient forfeits all rights to the unvested portion of the restricted stock award. In addition, the Compensation-Nominating Committee (and with respect to the CEO, the Compensation-Nominating Committee, subject to the approval of the non-employee directors) may, in its sole discretion, accelerate the vesting of any restricted stock awards granted under the Long-Term Incentive Compensation Plan. Total restricted stock awarded to the named individuals for 1997 constitutes 7,575 shares, of which 1,515 shares vested in 1998; 1,515 shares vested in 1999; 1,515 shares will vest in 2000; 1,515 shares will vest in 2001; and the remaining 1,515 shares will vest in 2002. Total restricted stock awarded to the named individuals for 1998 constitutes 8,800 shares, of which 1,760 shares vested in 1999; 1,760 shares will vest in 2000; 1,760 shares will vest in 2001; 1,760 shares will vest in 2002; and the remaining 1,760 shares will vest in 2003. Total restricted stock awarded to the named individuals for 1999 constitutes 12,850 shares, of which 2,570 shares will vest in 2000; 2,570 shares will vest in 2001; 2,570 shares will vest in 2002; 2,570 shares will vest in 2003; and the remaining 2,570 shares will vest in 2004.

(3)
Company contributions to the Capital Accumulation Plan accounts of the named executive officers during the above fiscal years. Employee contributions under the plan are subject to a maximum limitation under the Internal Revenue Code of 1986, as amended. The Company pays an employee who is subject to this limitation an additional 60 cents, effective October 1, 1998, for each dollar that the employee is prevented from contributing solely by reason of such limitation. The amounts shown in the table above reflect, if applicable, this additional Company payment.

OPTIONS/SAR GRANTS IN FISCAL 1999

	Individual Grants
Name and Principal Position	Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)
Richard E. Terry	30,000	13.9%	$36.78	07-Oct-08	$100,500
Chairman and Chief
Executive Officer
Thomas M. Patrick	11,600	5.4	36.78	07-Oct-08	38,860
President and Chief
Operating Officer
James Hinchliff	6,400	3.0	36.78	07-Oct-08	21,440
Senior Vice President
and General Counsel
Donald M. Field	6,400	3.0	36.78	07-Oct-08	21,440
Executive Vice
President
James M. Luebbers	5,200	2.4	36.78	07-Oct-08	17,420
Chief Financial Officer
and Controller

(1)
The grant of an Option enables the recipient to purchase Peoples Energy common stock at a purchase price equal to the fair market value of the shares on the date the Option is granted. The grant of an SAR enables the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of Peoples Energy common stock on the date the SAR is exercised over the fair market value of such common stock on the date the SAR was granted. Options or SARs that expire unexercised become available for future grants. Before an Option or SAR may be exercised, the recipient must complete 12 months of continuous employment subsequent to the grant of the Option or SAR. Options and SARs may be exercised within 10 years from the date of grant, subject to earlier termination in case of death, retirement, or termination of employment.

(2)
Based on 107,575 Options and 107,575 SARs granted to all employees under Peoples Energy's Long-Term Incentive Compensation Plan during fiscal 1999.

(3)
The Present Value of each option grant used to determine pro forma net income is estimated as of the date of grant using a variation of the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 17.48 percent, dividend yield of 5.6 percent, risk-free interest rate of 4.29 percent, and expected life of three and one-half years. The weighted-average fair value of options granted was $3.35 for the year ended September 30, 1999.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)
	Shares Acquired on (Option/SAR) Exercise(#)
Name and Principal Position		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Terry	0	$0	67,400	30,000	$150,090	$0
Chairman and Chief
Executive Officer
Thomas M. Patrick	10,200	95,892	12,400	11,600	6,400	0
President and Chief
Operating Officer
James Hinchliff	6,200	51,507	12,400	6,400	6,400	0
Senior Vice President
and General Counsel
Donald M. Field	0	0	18,600	6,400	72,562	0
Executive Vice
President
James M. Luebbers	0	0	7,200	5,200	2,600	0
Chief Financial Officer
and Controller

PENSION PLAN TABLE

    The following table illustrates various annual straight-life benefits at normal retirement (age 65) for the indicated levels of average annual compensation and various periods of service, assuming no future changes in the Company's pension benefits. The compensation used in the computation of annual retirement benefits is substantially equivalent to the salary and bonus reported in the Summary Compensation Table. The benefit amounts shown reflect reduction for applicable Social Security benefits.

	Years of Service
Average Annual Compensation
	20	25	30	35	40
$ 150,000	$53,495	$66,868	$80,242	$89,617	$98,992
200,000	73,495	91,868	110,242	122,742	135,242
250,000	93,495	116,868	140,242	155,867	171,492
300,000	113,495	141,868	170,242	188,992	207,742
350,000	133,495	166,868	200,242	222,117	243,992
400,000	153,495	191,868	230,242	255,242	280,242
450,000	173,495	216,868	260,242	288,367	316,492
500,000	193,495	241,868	290,242	321,492	352,742
550,000	213,495	266,868	320,242	354,617	388,992
600,000	233,495	291,868	350,242	387,742	425,242
650,000	253,495	316,868	380,242	420,867	461,492
700,000	273,495	341,868	410,242	453,992	497,742
750,000	293,495	366,868	440,242	487,117	533,992
800,000	313,495	391,868	470,242	520,242	570,242
850,000	333,495	416,868	500,242	553,367	606,492
900,000	353,495	441,868	530,242	586,492	642,742
950,000	373,495	466,868	560,242	619,617	678,992
1,000,000	393,495	491,868	590,242	652,742	715,242

    Average annual compensation is the average 12-month compensation for the highest 60 consecutive months of the last 120 months of service prior to retirement. Compensation is total salary paid to an employee by the Company and/or its affiliates, including bonuses under Peoples Energy's Short-Term Incentive Compensation Plan, pre-tax contributions under Peoples Energy's Capital Accumulation Plan, pre-tax contributions under Peoples Energy's Health and Dependent Care Spending Accounts Plan, and pre-tax contributions for life and health care insurance, but excluding moving allowances, exercise of stock options and SARs, and other compensation that has been deferred.

    At September 30, 1999, the credited years of retirement benefit service for the individuals listed in the Summary Compensation Table were as follows: Mr. Terry, 35 years; Mr. Patrick, 23 years; Mr. Hinchliff, 27 years; Mr. Field, 28 years; and Mr. Luebbers, 30 years. The benefits shown in the foregoing table are subject to maximum limitations under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. Should these benefits at the time of retirement exceed the then-permissible limits of the applicable Act, the excess would be paid by the Company as supplemental pensions pursuant to Peoples Energy's Supplemental Retirement Benefit Plan. The benefits shown give effect to these supplemental pension benefits.

Severance Agreements

    The Company has entered into separate severance agreements with certain key executives, including each of the executives named in the Summary Compensation Table. The intent of the severance agreements is to assure the continuity of the Company's administration and operations in the event of a Change in Control of the Company (as described below). The severance agreements were developed in accordance with the advice of outside consultants.

    The term of each severance agreement is for the longer of 36 months after the date in which a Change in Control of the Company occurs or 24 months after the completion of the transaction approved by shareholders described in (iii) below of the description of a Change in Control. A Change in Control is defined as occurring when (i) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, disclosing that any person, group, corporation, or other entity is the beneficial owner, directly or indirectly, of 20% or more of the common stock of the Company; (ii) any person, group, corporation, or other entity (except the Company or a wholly-owned subsidiary), after purchasing common stock of the Company in a tender offer or exchange offer, becomes the beneficial owner, directly or indirectly, of 20% or more of such common stock; (iii) the shareholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a consolidation or merger in which holders of the Company's common stock prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before; (b) any consolidation or merger in which the Company is the continuing or surviving corporation, but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least 90% of the outstanding common stock of the Company; (c) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, except where the Company owns all of the outstanding stock of the transferee entity or the Company's common shareholders immediately prior to such transaction own at least 90% of the transferee entity or group of transferee entities immediately after such transaction; or (d) any consolidation or merger of the Company where, after the consolidation or merger, one entity or group of entities owns 100% of the shares of the Company, except where the Company's common shareholders immediately prior to such merger or consolation own at least 90% of the outstanding stock of such entity or group of entities immediately after such consolidation or merger; or (iv) a change in the majority of the members of the Company's Board of Directors within a 24-month period, unless approved by two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

    Each severance agreement provides for payment of severance benefits to the executive in the event that, during the term of the severance agreement, (i) the executive's employment is terminated by the Company, except for "cause" as defined therein; or (ii) the executive's employment is terminated due to a constructive discharge, which includes (a) a material change in the executive's responsibilities, which change would cause the executive's position with the Company to become of less dignity, responsibility, prestige or scope; (b) reduction, which is more than de minimis, in total compensation; (c) assignment without the executive's consent to a location more than 50 miles from the current place of employment; or (d) liquidation, dissolution, consolidation, merger, or sale of all or substantially all of the assets of the Company, unless the successor corporation has a net worth at least equal to that of the Company and expressly assumes the obligations of the Company under the executive's severance agreement.

    The principal severance benefits payable under each severance agreement consist of the following: (i) the executive's base salary and accrued benefits through the date of termination, including a pro rata portion of awards under the Company's STIC Plan; (ii) three times the sum of the individual's base salary, the average of the STIC Plan awards for the prior three years and the value of the LTIC Plan awards in the prior calendar year; and (iii) the present value of the executive's accrued benefits under the Company's Supplemental Retirement Benefits Plan (SRBP) that would be payable upon retirement at normal retirement age, computed as if the executive had completed three years of additional service. In addition, the executive will be entitled to continuation of life insurance and medical benefits for the longer of (a) a period of three years after termination or (b) a period commencing after termination and ending when the executive may receive pension benefits without actuarial reduction, provided that the Company's obligation for such benefits under the severance agreement shall cease upon the executive's employment with another employer that provides life insurance and medical benefits. Each severance agreement also provides that the executive's Options and SARs shall become exercisable upon a Change in Control and that all Options and SARs shall remain exercisable for the shorter of (a) three years after termination or (b) the term of such Options and SARs. Any restricted stock previously awarded to the executive under the LTIC Plan would vest upon a Change in Control if such vesting does not occur due to a Change in Control under the terms of the LTIC Plan. The Company is also obligated under each severance agreement to pay an additional amount to the executive sufficient on an after-tax basis to satisfy any excise tax liability imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. The benefits received by the executive under each agreement are in lieu of benefits under the Company's termination allowance plan and the executive's benefits under the SRBP. Each executive would be required to waive certain claims prior to receiving any severance benefits.

REPORT ON EXECUTIVE COMPENSATION
Composition of Committee

    The Compensation-Nominating Committee (Committee) is appointed by the Board from the membership of the Outside Directors. The Outside Directors are all of the directors who are not officers or employees of the Company or its subsidiaries.

Officer Compensation Generally

    The Board has established a comprehensive officer compensation program designed to provide equitable and generally competitive cash compensation and incentives to its officers so as to attract and retain skilled and experienced officers. Officer compensation is comprised of cash compensation, consisting of base salary and bonus, and long-term compensation, consisting of non-qualified stock options (Options), stock appreciation rights (SARs) and restricted stock awards. The Board annually reviews the competitiveness of each component of compensation and total compensation with the assistance of the Committee and a nationally recognized compensation firm (Independent Consultant).

    The Committee believes that ownership of Company stock by the Company's management aligns more closely the interests of management and shareholders. To encourage appropriate levels of executive stock ownership, the Committee has adopted ownership guidelines for its officers. The levels of stock ownership specified by the guidelines range from 3 times the officer's annual base salary to 1/2 of annual base salary, depending on the officer's position.

Base Salary

    Salaries for elected officers are established by the Board based on recommendations of the Committee. The Committee's recommendations are based on advice and information from the Independent Consultant, a compensation report prepared by the Human Resources Division of the Company's wholly-owned utility subsidiary, The Peoples Gas Light and Coke Company, and, for officers other than the Chairman of the Board and Chief Executive Officer (CEO), the recommendations of the CEO.

    The Committee evaluates the competitiveness of the Company's elected officer salaries in light of competitive market data for comparable companies, primarily gas distribution companies having revenues of similar size to those of the Company. The Committee believes that the Company's competition for executive talent includes a broader range of companies than the peer group established to compare shareholder returns and, therefore, the group of companies used for compensation purposes is not the same as the peer group used in the performance graph contained in this Proxy Statement. Officer salaries are established by reference to salary range midpoints that are set slightly above the average for the comparison companies. Actual salaries may be above or below the midpoint, depending upon the length of incumbency, the performance of job responsibilities and other factors. The information used by the Committee is derived from market data collected and surveys prepared by the Independent Consultant. The Committee considers the recommendations of the CEO (for officers other than the CEO), as well as market data, in making its recommendations. The Committee's recommendations consider not only the general competitiveness of the elected officers' salary ranges and proposed salaries, but also take into account each individual officer's performance of his or her job responsibilities.

    For fiscal 1999, the Board accepted the Committee's recommendation and approved a base salary increase for Mr. Terry of $18,000. The Committee's recommendation was based on the need to maintain the market competitiveness of Mr. Terry's base salary.

Short-Term Incentive Compensation Plan

    The Short-Term Incentive Compensation Plan (STIC Plan) makes a portion of executive cash compensation directly related to the Company's short-term performance.

    The STIC Plan provides that cash bonuses may be awarded to officers of the Company and its subsidiaries based on levels of achievement under performance measures established at the beginning of each fiscal year. The purposes of the STIC Plan are: (i) to provide meaningful incentives to participants that will benefit shareholders and customers through improvements in performance in areas of strategic concern to the Company; (ii) to provide competitive levels of compensation to enable the Company to attract and retain people who are able to make a significant contribution to the Company's success; and (iii) to encourage teamwork and cooperation in the achievement of Company goals.

    The STIC Plan is administered by the Committee. At the beginning of each fiscal year, the Committee identifies the officers who will be participants for the year and establishes award opportunities for each participant based on the participant's salary range midpoint. The Committee also establishes performance measures and aligns the measures with award opportunities for each participant. Awards are computed at the end of each year on the basis of achievement of the performance measures. The final awards are based on these computed amounts, adjusted at the Committee's discretion for all participants other than the CEO, and, with respect to the CEO, at the Committee's discretion subject to the approval of the Outside Directors. The Committee decided that for fiscal 1999, awards would be paid under the STIC Plan only if the Company achieved dividend coverage on a weather normalized basis for the year and did not reduce its common stock dividend during the year.

    For fiscal year 1999, awards for certain participants, including Mr. Terry, were based entirely on corporate performance measures. Other participants' awards were based partly on corporate performance measures and partly on individual or divisional performance measures. For Mr. Terry, the STIC Plan award opportunities were weighted among five corporate measures—35 percent of the award based on earnings per share (normalized for weather), 20 percent based on return on equity, 20 percent based on income from diversified energy activities, 15 percent based on the gas costs of the utility subsidiaries and 10 percent based on customer satisfaction. The award for each of three measures—earnings per share, income from diversified energy activities and customer satisfaction—was determined by comparing the Company's performance to the respective internally established goal for each measure. The award for return on equity was determined by ranking the Company's performance in a comparator group. The comparator group consists of companies that are often cited by investment analysts as alternate investment opportunities to the Company and is comprised of fewer companies than those that make up the peer group used in the performance graph contained in this Proxy Statement. The Committee believes that the companies in the comparator group are more direct competitors for the Company's executive talent than those in the peer group used in the performance graph. The award for the gas costs measure was determined by comparing, on a weighted basis, the performance of the Company's utility subsidiaries in purchasing gas to two references—the prior year's performance of the utility subsidiaries with respect to fixed costs and competitive market references with respect to variable costs.

    The award percentages determined under the corporate performance measures were added together, resulting in a composite award percentage of 63.4 percent of the maximum award opportunity for Mr. Terry and other participants whose award opportunity was based solely on corporate performance measures. Based on these results, the Committee decided upon, and the Outside Directors approved, an award to Mr. Terry of $328,200.

Long-Term Incentive Compensation Plan

    The Long-Term Incentive Compensation Plan (LTIC Plan) is administered by the Committee for employees other than the CEO and, with respect to the CEO, by the Committee subject to the approval of the Outside Directors. The Committee has the duty to select the individuals to whom Options, SARs and restricted stock awards, or combinations thereof, will be granted, determine the amount and the extent of such individuals' participation, interpret provisions of the plan, and promulgate, amend and rescind rules for its administration. With respect to the CEO, the Committee prescribes the form and content of Options, SARs and restricted stock granted and is authorized to interpret the plan, to prescribe, amend or rescind rules relating to it, and to make all other determinations necessary or advisable for the plan's administration, subject to the approval of the Outside Directors.

    The purpose of the LTIC Plan is to align the interests of key employees with those of shareholders, thereby increasing those employees' interest in the financial success and growth of the Company. In selecting employees who receive awards under the LTIC Plan, the Committee considers the individual's position and responsibilities, nature of service to the Company, and past, present and potential contributions to the success of the Company.

    The grant of an Option enables the recipient to purchase Company common stock at a purchase price equal to the fair market value of the shares on the date the Option was granted. The grant of an SAR entitles the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of Company common stock on the date the SAR is exercised over the fair market value of such common stock on the date the SAR was granted. Before an Option or SAR may be exercised, the recipient must complete 12 months of continuous employment subsequent to the grant of the Option or SAR. Options and SARs may be exercised within 10 years from the date of grant, subject to earlier termination in case of death, retirement, or termination of employment for other reasons.

    The grant of a restricted stock award entitles the recipient to vote the shares of Company common stock covered by such award and to receive dividends thereon. The recipient may not transfer or otherwise dispose of such shares until the restrictions thereon lapse. Restricted stock awards granted to date vest in equal annual increments over a five-year period from the date of grant. If a recipient's employment with the Company terminates, other than by reason of death, disability or retirement after attaining age 65, the recipient forfeits all rights to the unvested portion of the restricted stock award. In addition, the Committee (and, with respect to the CEO, the Committee subject to the approval of the Outside Directors) may, in its discretion, accelerate the vesting of any restricted stock awards granted under the LTIC Plan.

    Grants of Options, SARs and restricted stock are made by the Committee by general application of the LTIC Plan guidelines. The Committee also considers the recommendations of the CEO for recipients other than the CEO. Under the guidelines, the number of Options and SARs is determined for recipients by applying percentages of salary range midpoints (this percentage varies with the recipient's position in the Company), and dividing that amount by the Company's common stock price on or shortly before the date on which Options and SARs will be granted. To the extent restricted stock is awarded, the recipient's Options and SARs that would otherwise be granted are reduced at the rate of two Options and two SARs for each share of restricted stock granted. The Committee's practice has been to limit an award of restricted stock for a recipient to one-quarter of the total shares of Options and SARs under the guidelines. All awards under the LTIC Plan (except for the CEO) are subject to the discretion and approval of the Committee. With respect to the CEO, the Committee awards under the LTIC Plan are subject to the discretion and approval of the Outside Directors. Each year, prior to Committee approval, the Independent Consultant reviews the LTIC Plan and evaluates the appropriateness of the continued use of the plan, its guidelines and the value of the grants to be made thereunder.

    Based on the application of the guideline formula and the recommendation of the Independent Consultant, the Committee granted, and the Outside Directors approved, awards to Mr. Terry of 15,000 Options, 15,000 SARs, and 5,550 shares of restricted stock.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of certain compensation that may be deducted by the Company in any year with respect to the executive officers named in the Summary Compensation Table of the proxy statement. Mr. Terry's compensation for fiscal 1999 exceeded this limit by $105,011.

    The Committee will continue to monitor the impact of Section 162(m) on the Company's compensation programs. The Committee believes it is in the best interest of the Company's shareholders to retain broader discretion in determination of performance criteria with respect to certain compensation programs of the Company than that contemplated by regulations of the Internal Revenue Service.

Submitted by:

THE COMPENSATION-NOMINATING COMMITTEE

Homer J. Livingston, Jr. (Chairman)
James R. Boris
William J. Brodsky
William G. Mitchell
Richard P. Toft

Performance Graph

    The following graph compares the cumulative total shareholder return on Company common stock to the cumulative total return of the S&P 500 Index, the S&P Utility Index, and a peer group selected by the Company comprised of energy companies with substantial gas distribution operations, weighted by market capitalization, over a five-year period ending September 30, 1999. The graph assumes that the value of investment in Company common stock and each index was $100 on September 30, 1994, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PEOPLES ENERGY CORPORATION Comparison of Five Year Cumulative Total Return
VALUE OF INVESTMENT
Fiscal Years
	Peoples	Standard &	Standard &
	Energy Corporation	Poors' 500 Index	Poors' Utilities Index	Peer Group
Sep-94	$100.00	$100.00	$100.00	$100.00
Sep-95	$112.18	$129.74	$127.59	$116.76
Sep-96	$146.57	$156.12	$136.29	$141.08
Sep-97	$171.21	$219.27	$155.88	$167.07
Sep-98	$172.03	$239.11	$202.69	$186.66
Sep-99	$177.44	$305.59	$200.33	$177.63

    The peer group is comprised of the following companies: AGL Resources Inc.; Indiana Energy, Inc.; Keyspan Corporation; Laclede Gas Company; New Jersey Resources Corp.; Nicor, Inc.; Northwest Natural Gas Company; Piedmont Natural Gas Company; Sempra Energy; and Washington Gas Light Co. The Company believes that the peer group companies are more similar to the Company for purposes of comparing total returns on an investment than are the companies in the S&P Utility Index, which include electric utilities and many companies with much larger market capitalizations than the Company.

ITEM 2.  AMENDMENTS TO THE LONG-TERM INCENTIVE COMPENSATION PLAN

    The Long-Term Incentive Compensation Plan was adopted by the Board of Directors of the Company and approved by shareholders effective as of January 26, 1979. The plan was subsequently amended with approval of shareholders effective November 30, 1981, February 28, 1986, February 23, 1990 and February 24, 1995. The Board, on December 1, 1999, further amended the plan, subject to shareholder approval at this meeting, to: (1) extend the final date for the granting of Options, SARs and restricted stock under the plan by ten years to May 31, 2010 and (2) to reserve an additional 2,500,000 shares of common stock for grant under the plan under Options or as restricted stock and to authorize an additional 2,500,000 SARs for grant under the plan.

The Plan

    The following is a brief description of the plan.

    The purpose of the plan is to align the interests of key employees with those of shareholders, thereby increasing those employees' interest in the financial success and growth of the Company. In selecting employees who receive awards under the plan, the Compensation-Nominating Committee ("Committee") considers the individual's position and responsibilities, nature of service to the Company, and past, present and potential contributions to the success of the Company.

    Under the plan, key management employees of the Company and its subsidiaries may be granted non-qualified stock options ("Options"), stock appreciation rights ("SARs") and restricted stock awards, or combinations thereof. The grant of an Option enables the recipient to purchase Company common stock at a purchase price equal to the fair market value of the shares on the date the Option is granted. Payment for the shares purchased can be made in cash and/or common stock of the Company at the time or times the Option is exercised. Any such common stock submitted in payment for an Option is valued at the mean between the highest and lowest quoted selling price on the New York Stock Exchange Composite Transactions on the date of exercise. The grant of an SAR enables the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of Company common stock on the date the SAR is exercised over the fair market value of such common stock on the date the SAR was granted. If Options or SARs expire, the unexercised Options or SARs will be available for future grants. Before an Option or SAR may be exercised, the recipient must complete 12 months of continuous employment subsequent to the grant of the Option or SAR. Options and SARs may be exercised within ten years from the date of grant, subject to earlier termination in case of death, retirement or termination of employment. The grant of a restricted stock award entitles the recipient to vote the shares of Company common stock covered by such award and to receive dividends thereon. The recipient may not transfer or otherwise dispose of such shares until the restrictions thereon lapse. Restricted stock awards granted to date vest in equal annual increments over a five-year period from the date of grant. If a recipient's employment with the Company terminates, other than by reason of death, disability or retirement after attaining age 65, the recipient forfeits all rights to the unvested portion of the restricted stock award. In addition, the Committee (and with respect to the CEO, the Committee subject to the approval of the Outside Directors) may, in its sole discretion, accelerate the vesting of any restricted stock awards granted under the plan. Additionally, in the event of a Change in Control (as defined in the plan), any grants of restricted stock under the plan will become immediately fully vested and any outstanding Options and SARs become immediately exercisable.

    The plan is solely administered by the Committee for employees other than the CEO. The Committee has the duty to select the individuals to whom Options, SARs and restricted stock awards or combinations thereof will be granted, determine the amount and the extent of such individuals' participation, interpret provisions of the plan, and promulgate, amend and rescind rules for its administration. The Company's Board of Directors may, by resolution, at any time and from time to time, amend, revise or terminate the plan, except that shareholder approval is required in order to increase the maximum number of SARs which may be granted or shares which may be sold pursuant to Options or covered by restricted stock awards granted under the plan, or reduce the exercise price of any Option or the exercise price of any SAR (except where there is a change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise), change the class of employees eligible to receive SARs, Options or restricted stock awards under the plan or extend the term of the plan.

Proposed Amendments

    In order to provide the Company with continued flexibility in attracting, retaining and motivating strong management employees, the Board of Directors has amended the plan, subject to shareholder approval, in the following manner: (1) to extend the final date for the granting of Options, SARs and restricted stock under the plan by ten years to May 31, 2010; and (2) to reserve an additional 2,500,000 shares of common stock for grant under the plan under Options or as restricted stock and to authorize an additional 2,500,000 SARs for grant under the Plan.

    Currently, no grants under the plan may be made after May 31, 2000. The proposed amendments would extend the time for making such grants to May 31, 2010. In addition, in order to provide a sufficient number of available Options, restricted stock grants and SARs, the proposed amendments would authorize an additional 2,500,000 shares of common stock to be reserved for grant under Options or as restricted stock and an additional 2,500,000 SARs for grant under the plan.

TAX CONSEQUENCES

    The Company has been advised by Sidley and Austin, tax counsel to the Company, that, under the present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Federal income tax consequences of the plan are as follows:

Stock Options and SARs

In General

    A recipient will not realize taxable income at the time of the grant of a non-qualified stock option (an "Option") under the Plan. However, upon the exercise of an Option, a recipient will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares of the Company's common stock acquired upon exercise over the Option price, and the Company will be entitled to a corresponding deduction at the same time and in the same amount. Upon a subsequent disposition of such shares, the recipient will realize short-term or long-term capital gain or loss depending upon the recipient's holding period for such shares, with the basis for computing such gain or loss equal to the Option price plus the amount of ordinary income realized upon exercise.

    A recipient will not realize taxable income at the time of the grant of a stock appreciation right (an "SAR") under the Plan. Upon exercise, however, such recipient will realize ordinary income measured by the cash received (including taxes withheld); and the Company will be entitled to a corresponding deduction at the same time and in the same amount.

Payment of Option Price With Shares of Company Stock

    The exercise of an Option through the exchange of shares of previously acquired common stock of the Company will generally be treated as a nontaxable exchange as to the number of shares given up and the identical number of shares received under the Option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares which are given up. The fair market value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the recipient at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gain purposes and a basis equal to the fair market value of such shares determined at the time of exercise.

"Cashless" Exercises

    The so-called "cashless" exercise of an Option under which the number of shares received under the Option is reduced by that number of shares with a fair market value equal to the Option price results in taxable ordinary income to the recipient at the time of exercise in an amount equal to the fair market value of the shares received. The holding period of such shares for capital gain purposes will begin on the day following the date of exercise and such shares will have a basis for tax purposes equal to the fair market value of the shares on the date of exercise.

Restricted Stock Awards

    A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Company common stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Such deduction is allowed in the taxable year of the Company which includes the end of the recipient's taxable year in which the amount is included in the recipient's income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company common stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient (such deduction is allowed in the taxable year of the Company which includes the end of the recipient's taxable year in which the amount is included in the recipient's income), (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse.

Income Tax Withholding

    Upon a recipient's realization of income, the Company is obligated to withhold against the recipient's Federal and state income and employment tax liability. Payment of the withholding obligation can be made from other amounts due from the Company to the recipient or with shares of Company common stock owned by the recipient. If the recipient elects to tender shares of Company common stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the outstanding shares of common stock of the Company will be required for approval of the foregoing amendments to the plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN.

ITEM 3.  APPOINTMENT OF AUDITORS

    Shareholders will be asked to ratify the recommendation of the Audit Committee and the appointment by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company and its subsidiaries for the fiscal year ending September 30, 2000.

    A representative of Arthur Andersen LLP is expected to be present at the meeting and will be available to respond to appropriate questions or to make a statement if said representative so desires.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

Other Matters

    Management does not know of any matters to be presented at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

Shareholder Proposals

    Any proposals by shareholders that are intended to be presented for action at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company by September 2, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                          PETER KAUFFMAN
                          Secretary

December 30, 1999

PEOPLES ENERGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS–FEBRUARY 25, 2000

The undersigned hereby appoints Homer J. Livingston, Jr., William G. Mitchell and Richard E. Terry, and each of them, with power of substitution in each, as proxies, with the powers the undersigned would possess if personally present, to vote all of the undersigned's shares of stock in the Company at the Annual Meeting of Shareholders of the Company to be held at Harris Trust and Savings Bank, 115 South LaSalle, Chicago, Illinois, on February 25, 2000, at 11:00 A.M., and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated December 30, 1999, subject to any directions indicated on the reverse side of this card. If any of the nominees should be unable to serve or for good cause will not serve, which is not anticipated, management reserves discretionary authority to vote for a substitute.

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

IMPORTANT — To be signed and dated on the reverse side.

4913—Peoples Energy Corporation

PEOPLES ENERGY CORPORATION

[ PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /*/ ]

1.	Election of Directors:
	01–J.R. Boris, 04–H.J. Livingston, Jr., 07–T.M. Patrick, 10–A.R. Velasquez.	02–W.J. Brodsky, 05–L.H. McKeever, 08–R.E. Terry,	03–P. Cafferty, 06–W.G. Mitchell, 09–R.P. Toft and	2.	Approve proposed amendments to the Long-Term Incentive Compensation Plan. / / For / / Against / / Abstain
	/ / For All	/ / Withhold All	/ / For All Except
	(Except Nominee(s) written above)			3.	Ratify the appointment of Arthur Andersen LLP as independent public accountants. / / For / / Against / / Abstain
The Board of Directors recommends a vote FOR all proposals.
				THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
Dated:	, 2000
Signature(s)

NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Your vote is important. Please complete, date, sign and detach the above proxy card and promptly return it in the enclosed envelope.

Admission Ticket

Peoples Energy Corporation

Annual Meeting of Shareholders
Friday, February 25, 2000
11:00 a.m.

Harris Trust and Savings Bank
8th Floor Auditorium
115 South LaSalle Street
Chicago, Illinois

ENTER AT THE SOUTHEAST CORNER OF
MONROE AND LASALLE STREETS

4913—Peoples Energy Corporation

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS February 25, 2000

PROXY STATEMENT
Outstanding Voting Securities
Cumulative Voting Rights

  ITEM 1. ELECTION OF DIRECTORS
Information Concerning Nominees for Election as Directors
Meetings and Fees of the Board of Directors
Committees of the Board of Directors

Share Ownership of Director Nominees, and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN FISCAL 1999
AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION/SAR VALUES

PENSION PLAN TABLE
Severance Agreements
REPORT ON EXECUTIVE COMPENSATION Composition of Committee
Officer Compensation Generally
Base Salary
Short-Term Incentive Compensation Plan
Long-Term Incentive Compensation Plan
Performance Graph

  ITEM 2. AMENDMENTS TO THE LONG-TERM INCENTIVE COMPENSATION PLAN
  The Plan
  Proposed Amendments
TAX CONSEQUENCES
  Stock Options and SARs
  Restricted Stock Awards
  Income Tax Withholding
VOTE REQUIRED FOR APPROVAL
  ITEM 3. APPOINTMENT OF AUDITORS
Other Matters
Shareholder Proposals